UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 21, 2018 (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events

2017 Northern California Wildfires

As previously reported, beginning on October 8, 2017, multiple wildfires spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Del Norte, Lake, Nevada and Yuba Counties, as well as in the area surrounding Yuba City (the “Northern California wildfires”). According to the California Department of Forestry and Fire Protection (“CAL FIRE”) California Statewide Fire Summary dated October 30, 2017, at the peak of the wildfires, there were 21 major wildfires in Northern California that, in total, burned over 245,000 acres and destroyed an estimated 8,900 structures. The wildfires also resulted in 44 fatalities.

As previously disclosed, on May 25, 2018, CAL FIRE issued a news release announcing its determination on the causes of four of the Northern California wildfires (the La Porte, McCourtney, Lobo and Honey fires located in Butte and Nevada Counties) and, on June 8, 2018, CAL FIRE issued a news release announcing its determination on the causes of twelve additional Northern California wildfires (the Redwood, Sulphur, Cherokee, 37, Blue, Norrbom, Adobe, Partrick, Pythian, Nuns, Pocket and Atlas fires, located in Mendocino, Lake, Butte, Sonoma, Humboldt and Napa counties). CAL FIRE has not issued any news releases or other determinations for the Tubbs, Cascade, Maacama, Pressley and Point wildfires.

As of June 18, 2018, PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) had received approximately 200 complaints on behalf of at least 2,700 plaintiffs related to the Northern California wildfires. These cases have been coordinated in the San Francisco Superior Court. The coordinated litigation is in the early stages of discovery. The next case management conference is scheduled for July 9, 2018.

The litigation pending against PG&E Corporation and the Utility includes claims under multiple theories of liability, including inverse condemnation and negligence. Under the doctrine of inverse condemnation, the Utility could be strictly liable for property damages and attorneys’ fees if its equipment was a substantial cause of a fire, even if the Utility followed established inspection and safety rules. The Utility also may be liable for fire suppression and clean-up costs, personal injury damages, and other damages if the Utility is found to be negligent, and the Utility could be subject to material fines or penalties if the California Public Utilities Commission or any law enforcement agency were to bring an enforcement action and determine that the Utility failed to comply with applicable laws and regulations. PG&E Corporation or the Utility also could be the subject of investigations or other actions by the county District Attorneys to whom CAL FIRE has referred its investigations into the McCourtney, Lobo, Honey, Sulphur, Blue, Norrbom, Adobe, Partrick, Pythian, Pocket and Atlas fires. Regardless of any determinations of cause by CAL FIRE, ultimately PG&E Corporation and the Utility’s liability will be resolved through litigation, regulatory and any potential enforcement proceedings, which could take a number of years to resolve. The timing and outcome of these and other potential proceedings are uncertain.

PG&E Corporation and the Utility are continuing to review the evidence concerning the causes of the Northern California wildfires. PG&E Corporation and the Utility currently do not have access to the evidence collected by CAL FIRE as part of its investigation or to the investigation reports for the fires CAL FIRE has referred to the county District Attorneys.

Following accounting rules, PG&E Corporation and the Utility record a liability when a loss is probable and reasonably estimable. Potential liabilities related to the Northern California wildfires depend on various factors, including but not limited to the cause of each fire, contributing causes of the fires (including alternative potential origins, weather and climate related issues), the number, size and type of structures damaged or destroyed, the contents of such structures and other personal property damage, the number and types of trees damaged or destroyed, attorneys’ fees for claimants, the nature and extent of any personal injuries, the amount of fire suppression and clean-up costs, other damages the Utility may be responsible for if found negligent, and the amount of any penalties or fines that may be imposed by governmental entities. In accordance with U.S. generally accepted accounting principles, PG&E Corporation and the Utility evaluate which potential liabilities are probable and the related range of reasonably estimated losses, and record a charge that is the amount within the range that is a better estimate than any other amount or the lower end of the range, if there is no better estimate. The assessment of whether a loss is probable or reasonably possible, and whether the loss or a range of losses is estimable, often involves a series of complex judgments about future events.

In light of the current state of the law on inverse condemnation and the information currently available to the Utility including, among other things, the CAL FIRE determinations of cause, PG&E Corporation and the Utility have determined that it is probable they will incur a loss for claims in connection with fourteen of the Northern California wildfires referred to as the La Porte, McCourtney, Lobo, Honey, Redwood, Sulphur, Cherokee, Blue, Pocket and Sonoma/Napa merged fires (which include the Nuns, Norrbom, Adobe, Partrick and Pythian fires), and accordingly PG&E Corporation and the Utility intend to record an estimated pre-tax charge in the amount of $2.5 billion for the quarter ending June 30, 2018 ($1.8 billion after-tax). This expected charge corresponds to the lower end of the range of PG&E Corporation and the Utility’s reasonably estimated losses, and is subject to change based on additional information, which change could occur prior to the filing of PG&E Corporation and the Utility’s Quarterly Report on Form 10-Q for the period ending June 30, 2018 (the “Form 10-Q”). PG&E Corporation and the Utility currently believe that it is reasonably possible that the amount of the loss will be greater than the amount accrued and are unable to reasonably estimate the additional loss and the upper end of the range because there are a number of unknown facts and legal considerations that may impact the amount of any potential liability, including the total scope and nature of claims that may be asserted against PG&E Corporation and the Utility. PG&E Corporation and the Utility intend to continue to review the available information and other information as it becomes available, including evidence in CAL FIRE’s possession, evidence from or held by other parties, claims that have not yet been submitted, and additional information about the nature and extent of personal and business property damage and losses, the nature, number and severity of personal injuries, and information made available through the discovery process.

The process for estimating losses associated with claims requires management to exercise significant judgment based on a number of assumptions and subjective factors, including but not limited to factors identified above and estimates based on currently available information and prior experience with similar fires. As more information becomes available, management estimates and assumptions regarding the financial impact of the Northern California wildfires may change, which could result in material increases to the loss accrued.

The expected $2.5 billion pre-tax charge does not include any amounts for potential penalties or fines that may be imposed by governmental entities on PG&E Corporation or the Utility. It also does not include any amounts in connection with any of the other Northern California wildfires (including the Atlas, 37, Tubbs, Cascade, Maacama, Pressley and Point fires) because at this time PG&E Corporation and the Utility have concluded that a loss arising from those fires is not probable. However, in the future it is possible that facts could emerge that lead PG&E Corporation and the Utility to believe that a loss is probable, resulting in the accrual of a liability at that time, the amount of which could be significant.

As previously reported, on January 31, 2018, the California Department of Insurance issued a news release announcing an update on property losses in connection with the October and December 2017 wildfires in California, stating that, as of such date, “insurers have received nearly 45,000 insurance claims totaling more than $11.79 billion in losses,” of which approximately $10 billion relates to statewide claims from the Northern California wildfires. That news release reflected insured property losses only. Additionally, that amount did not account for uninsured losses, interest, attorneys’ fees, fire suppression and clean-up costs, personal injury and wrongful death damages or other costs. If PG&E Corporation and the Utility were to be found liable for certain or all of such other costs and expenses, including the potential liabilities outlined above, the amount of the liability could significantly exceed the approximately $10 billion in estimated insured property losses with respect to the Northern California wildfires.

PG&E Corporation and the Utility have liability insurance from various insurers, which provides coverage for third-party liability attributable to the Northern California wildfires in an aggregate amount of approximately $840 million, subject to an initial self-insured retention of $10 million per occurrence and further retentions of approximately $40 million per occurrence. In addition, coverage limits within these wildfire insurance policies could result in further material self-insured costs in the event each fire were deemed to be a separate occurrence under the terms of the insurance policies.

PG&E Corporation and the Utility record a receivable for insurance recoveries when it is deemed probable that recovery of a recorded loss will occur. PG&E Corporation and the Utility currently expect to record $375 million ($270 million after-tax) for probable insurance recoveries in connection with the Northern California wildfires for the quarter ending June 30, 2018. This amount reflects an assumption that the cause of each fire is deemed to be a separate occurrence under the insurance policies. The amount of the expected receivable is also subject to change based on additional information, which change could occur prior to the filing of the Form 10-Q. PG&E Corporation and the Utility intend to seek full recovery for all insured losses and believe it is reasonably possible that they will record a receivable for the full amount of the insurance limits in the future. If PG&E Corporation and the Utility are unable to recover the full amount of their insurance, or if insurance is otherwise unavailable, PG&E Corporation’s and the Utility’s financial condition, results of operations, or cash flows could be materially affected. Even if PG&E Corporation and the Utility were to recover the full amount of their insurance, the potential losses arising out of the Northern California wildfires could significantly exceed the coverage limits of the insurance.

In addition, it could take a number of years before the Utility’s final liability is known and the Utility could apply for cost recovery. The Utility may be unable to fully recover costs in excess of insurance through regulatory mechanisms, if at all, and, even if such recovery is possible, it could take a number of years to resolve and a number of years to collect. PG&E Corporation and the Utility have considered actions that might be taken to attempt to address liquidity needs of the business in such circumstances, but the inability to recover costs in excess of insurance through increases in rates and by collecting such rates in a timely manner could have a material adverse effect on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity, capital markets access and cash flows.

Finally, the CPUC’s capital structure decisions require the Utility to maintain a minimum 51% equity ratio at all times and a minimum 52% average equity ratio over the period that the authorized capital structure is in place. The Utility currently does not anticipate that net charges that the Utility intends to record in connection with the Northern California wildfires for the quarter ending June 30, 2018, and described herein, will result in noncompliance by the Utility with its authorized capital structure. However, in the future, maintaining compliance with the Utility’s authorized capital structure may require PG&E Corporation to issue a significant amount of equity, depending on the timing and amount of any claims payments and whether additional charges are recorded. The Utility also may submit to the CPUC an application for a waiver to its capital structure condition if its equity ratio were to fall below the minimum levels. However, there can be no assurance that the CPUC ultimately would grant any such waiver.

For additional information about the Northern California wildfires, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly report for the quarter ended March 31, 2018, their current reports on Form 8-K dated May 29, 2018 and June 8, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly report for the quarter ended March 31, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
PG&E CORPORATION

	By:	/s/ Jason P. Wells
Dated: June 21, 2018		Jason P. Wells
Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
Dated: June 21, 2018		David S. Thomason
Vice President, Chief Financial Officer and Controller